CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Annual Report on Form 11-K of our report dated June 22, 1999, on our audit of the financial statements of the Fahnestock & Co., Inc. 401(k) Plan for the Plan year ended December 31, 1998.

PRICEWATERHOUSECOOPERS LLP

New York, New York
June 29, 1999